EXHIBIT 99.1
BANCORPSOUTH, INC.
FOR IMMEDIATE RELEASE
NEWS RELEASE

June 29, 2007	For Further Information Contact:
L. Nash Allen, Jr. (662) 680-2330
BancorpSouth Bank to Finalize Merger With The Signature Bank of Springfield, Missouri
Previous merger with Signature Bank’s parent company, City Bancorp, Completed on March 1, 2007,
Moved BancorpSouth into Springfield and St. Louis, Missouri Markets
TUPELO, Miss., June 29 /PRNewswire-FirstCall/ — BancorpSouth, Inc. (NYSE: BXS) announced today that the company’s two subsidiary banks, BancorpSouth Bank and The Signature Bank, will merge under the BancorpSouth Bank name and charter. The merger, to be effective July 1, 2007, follows the previous merger of the respective parent holding companies, BancorpSouth, Inc. and City Bancorp, which was effective on March 1, 2007.
In Missouri, The Signature Bank operates six banking locations in Springfield and one loan production office in Clayton, located in the St. Louis metropolitan area. In addition, a new office is under construction in O’Fallon, also located in the St. Louis metro area. Following the merger, the Springfield locations will operate as BancorpSouth bank offices. The Clayton and O’Fallon offices will commence operations as full-service banking locations of BancorpSouth Bank on or about August 1, 2007. The Signature Bank had approximately $953 million in assets and $614 million in deposits as of March 31, 2007.
BancorpSouth Chairman and CEO Aubrey B. Patterson said, “The merger integration process with The Signature Bank has proceeded as planned, in an orderly and seamless manner, while continuing to grow market share. We look forward to providing our Springfield and St. Louis customers with our unique BancorpSouth brand of local decision-making, supported by state-of-the- industry services, technology and resources.”
The Signature Bank Chairman and CEO David Kunze said, “Since the completion of the holding company merger in March, we have looked forward to the merger of our respective bank subsidiaries. As we move forward with the final integration phase, we believe our communities and customers will benefit from the resources, expertise and community bank approach that BancorpSouth Bank offers.”
Effective with the merger’s completion, Kunze will become BancorpSouth’s Missouri regional president and Robert Fulp, current president of The Signature Bank, will become BancorpSouth’s Springfield president.
The Springfield Metropolitan Statistical Area is the third largest in Missouri, with a population of approximately 400,000. The St. Louis Metropolitan Statistical Area is the largest in Missouri and is comprised of 17 counties in Missouri and Illinois, with a population of approximately 2.8 million.

Headquartered in Tupelo, Mississippi, BancorpSouth, Inc., is a $13.0 billion financial holding company that operates approximately 290 commercial banking, mortgage, insurance, trust and broker dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas with approximately 4,000 employees. BancorpSouth and its subsidiaries provide, in addition to traditional banking services, mortgage origination and servicing, student loans, leasing, credit card, trust and fiduciary services, brokerage, investment and insurance services.
Forward-Looking Statements:
Certain statements contained in the press release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward- looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would,” or “plan,” or future or conditional ver tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements relating to the merger of BancorpSouth Bank and The Signature Bank, the opening of full-service banking locations in Clayton and O’Fallon, Missouri, benefits for the communities and customers of The Signature Bank and new positions for Messrs. Kunze and Fulp.
We caution you not to place undue reliance on the forward-looking statements contained in this press release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth Bank to successfully integrate The Signature Bank after the merger, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to provide and market competitive services and products, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, changes in BancorpSouth’s operating strategy, changes in economic conditions and government fiscal and monetary policies, changes in laws and regulations affecting financial institutions, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the geographic concentrations of BancorpSouth’s assets, the ability of BancorpSouth to compete with other financial services companies, possible adverse rulings, judgments, settlements and other outcomes of pending of threatened litigation or tax assessments, other factors generally understood to affect the financial condition or results or financial services companies and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release.
SOURCE BancorpSouth, Inc.
CONTACT: Financial, Nash Allen or Gary Bonds, +1-662-680-2331, both of BancorpSouth, Inc., or David Kunze or Robert Fulp, +1-417-890-2115, both of The Signature Bank; or, for Media, Randy Burchfield or Chuck McIntosh, +1-662-620-4305, both of BancorpSouth, Inc., or David Kunze or Robert Fulp, +1-417-887-2265, both of The Signature Bank
Web site: http://www.bancorpsouth.com (BXS)